UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Cipher Mining Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cipher Mining

2022

ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54, Suite C

New York, New York 10017

April 14, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Cipher Mining Inc., which will be held on Thursday, May 5, 2022, beginning at 9 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CIFR2022.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Tyler Page
Chief Executive Officer

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54, Suite C

New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cipher Mining Inc., a Delaware corporation, will be held on Thursday, May 5, 2022, at 9 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CIFR2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.

to elect Robert Dykes and Caitlin Long as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Marcum LLP as our independent registered public accounting firm for 2022; and

3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 14, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Michael A. Brown
Deputy General Counsel and Corporate Secretary

New York, New York

April 14, 2022

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 14, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

i

ii

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54, Suite C

New York, New York 10017

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2022

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Cipher Mining Inc. (the “Company,” “Cipher,” “we,” “us,” or “our”), in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 14, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, May 5, 2022 at 9 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CIFR2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on March 14, 2022 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2022.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date of this Proxy Statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 250,174,253 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 4, 2022.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CIFR2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CIFR2022.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CIFR2022 on the day of the Annual Meeting.

•	Webcast starts at 9 a.m., Eastern Time.

•	You will need your 16-Digit Control Number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

•	Webcast replay of the Annual Meeting will be available until May 4, 2023.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support at 844-986-0822 or 303-562-9302 if dialing internationally.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2022.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)

As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than May 4, 2022;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 4, 2022;

•	submitting a properly signed proxy card with a later date that is received no later than May 4, 2022; or

•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Why hold a virtual meeting?

We want to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing pandemic related to COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

Our second amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at seven, and we currently have seven directors serving on the Board.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Our Board believes the classified board structure benefits our stockholders because it allows a majority of the board to remain in place from year to year, which promotes continuity and stability and encourages the board to plan for long-term goals. Further, it helps ensure that at any given time, at least approximately two-thirds of the elected directors have experience with the business and operations of the Company. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Directors – Current Term Ending at 2022 Annual Meeting	Class II Directors – Current Term Ending at 2023 Annual Meeting	Class III Directors – Current Term Ending at 2024 Annual Meeting
Robert Dykes Caitlin Long	Holly Morrow Evans James Newsome Wesley Williams	Tyler Page Cary Grossman

Nominees for Director

Mr. Dykes and Ms. Long have been nominated by the Board to stand for election. As the directors assigned to Class I, Mr. Dykes and Ms. Long’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Dykes and Ms. Long will each serve for a term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of March 14, 2022 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2025 Annual Meeting

Class I Directors	Age	Director Since	Current Position at Cipher
Robert Dykes	72	2021	Director
Caitlin Long	52	2021	Director

Robert Dykes has served on our board of directors since August 2021. Prior to Cipher, Mr. Dykes served as Director of Bitfury Group Limited (UK) from 2014 until 2020 and was on the advisory board of Bitfury Top HoldCo from 2020 until 2021. From 2008 to 2013, Mr. Dykes served as the Chief Financial Officer, Executive Vice President and Principal Accounting Officer of VeriFone Systems, Inc., a company specializing in retail credit card payment systems. He has more than 30 years of operational management experience, and an established reputation in building world-class organizations. He served as the Chief Financial Officer and Executive Vice President, Business Operations of Juniper Networks Inc. from 2005 to 2007. Mr. Dykes served as the Chief Financial Officer of Flextronics International Ltd. from 1997 to 2004. From 1988 to 1997, Mr. Dykes served as the Executive Vice President of Worldwide Operations and Chief Financial Officer of Symantec Corporation. Mr. Dykes holds a Bachelor of Commerce and Administration Degree from Victoria University in Wellington, New Zealand. We believe that Mr. Dykes is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.

Caitlin Long has served as a member of our board of directors since August 2021. Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Chairman and Chief Executive Officer of Custodia Bank, Inc. (formerly Avanti Financial Group, Inc.), a chartered bank that she founded in 2020 to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. Ms. Long has been active in Bitcoin since 2012. Beginning in 2017 she helped lead the charge in her native state of Wyoming to enact more than 20 blockchain-enabling laws during consecutive legislative sessions, and in 2018 she was appointed by two Wyoming Governors to serve on related legislative committees. She worked at investment banks in New York and Zurich from 1994 to 2016, where she held senior roles as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long earned a B.A. from the University of Wyoming and a joint J.D. / M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. We believe that Ms. Long is well qualified to serve on our board of directors due to her extensive digital asset experience, her legal and regulatory expertise, and her prior experience working with public companies.

Class II Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position with Cipher
Holly Morrow Evans	46	2021	Director
James Newsome	62	2021	Director
Wesley Williams	45	2021	Director

Holly Morrow Evans has served on our board of directors since August 2021. Since 2015, Ms. Evans has been a partner at Hakluyt and Company. From 2007 to 2013, she was a senior adviser for ExxonMobil. She also served as director on the National Security Council from 2005 to 2007 and as China advisor to the office of the Vice President from 2003 to 2005. Mrs. Evans holds a B.A. in Political Science from Georgetown and an M.A. in Asian Studies from Harvard University. We believe that Mrs. Evans is well qualified to serve on our board of directors due to her extensive advisory experience.

James Newsome has served as a member of our board of directors since August 2021. Mr. Newsome served on the advisory board of Bitfury Top HoldCo from 2015 until 2021. Mr. Newsome served as president of the New York Mercantile Exchange from August of 2004 until it was acquired by the CME Group in 2009. He subsequently served on the board of CME Group from 2009 until 2011. Mr. Newsome has also previously served on the board of directors of the Dubai Mercantile Exchange and is a former director of the National Futures Association. From 1998 until 2004, Mr. Newsome held various senior roles at the U.S. Commodity Futures Trading Commission (“CFTC”) from Commissioner (1998 to 2000) to a Chairman of CFTC (2000 to 2004). As a Chairman of CFTC, Mr. Newsome guided the regulation of the nation’s futures markets and led the CFTC’s regulatory implementation of the Commodity Futures Modernization Act of 2000. He also served as one of four members of the President’s Working Group for Financial Markets, along with the Secretary of the Treasury and the Chairmen of the Federal Reserve and the SEC. Mr. Newsome is also presently a founding partner of Delta Strategy Group, a full-service government affairs firm based in Washington, D.C. He earned a B.S. in Economics from the University of Florida and a Ph.D. in Economics from Mississippi State University. We believe that Mr. Newsome is well qualified to serve on our board of directors due to his extensive corporate finance and management experience.

Wesley Williams has served on our board of directors since August 2021. Mr. Williams brings over 20 years of experience in corporate finance. Since 2017, he has served as Portfolio Manager, Chief Operating Officer, and a member of the Board of Managers of Gallatin Loan Management, a high yield credit investment management firm. In 2021, Mr. Williams became head of Gallatin’s successor JV entity, Aquarian Credit Partners. From 2013 until 2016, Mr. Williams was a founding partner of Hildene Leveraged Credit, until its sale to affiliates of Fortress Investment Group. From 2010 through 2012, he worked as a turnaround Operating Partner, Interim CFO, and Shareholder Representative for Goldman Sachs portfolio companies. From 2006 until 2008, Mr. Williams worked as a Vice President of specialty finance and leveraged credit at Marathon Asset Management, a high yield credit investment manager. From 1999 through 2005, Mr. Williams also held various roles in the Investment Banking and Merchant Banking Divisions of Goldman Sachs. He holds an AB in Sociology from Harvard College and an MBA from Harvard Business School. We believe that Mr. Williams is well qualified to serve on our board of directors due to his extensive corporate finance and overall management experience.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with Cipher
Tyler Page	46	2021	Chief Executive Officer and Director
Cary Grossman	68	2021	Director

Tyler Page has served as Cipher’s Chief Executive Officer and as a member of the Board since August 2021. From 2020 to 2021, Mr. Page served as Head of Business Development for digital asset infrastructure at Bitfury Holding, where he was responsible for business development and strategic planning work of the Bitfury Group. He brings more than 20 years of experience in institutional finance and fintech, including as a member of the Management Committee and Head of Client Strategies at New York Digital Investment Group (NYDIG), from 2017 to 2019, and as Head of Institutional Sales at Stone Ridge Asset Management, from 2016 to 2019. Previously, he served as Global Head of Business Development for Fund Solutions at Guggenheim Partners in New York and London, as well as in various roles on derivatives teams at Goldman Sachs and Lehman Brothers. He began his career as an attorney at Davis Polk & Wardwell LLP. He holds a J.D. from the University of Michigan Law School and a B.A. from the University of Virginia.

Cary Grossman has served as a member of our board of directors since August 2021. Mr. Grossman co-founded GWAC in 2020 and has served as its President and a member of its board of directors since June 2020. Since February 2021, Mr. Grossman also served as President, Chief Financial Officer and a member of the board of directors of Good Works II Acquisition Corp. Mr. Grossman is a veteran corporate finance professional with a combination of executive management, investment banking and public accounting experience. In 2010, Mr. Grossman co-founded Shoreline Capital Advisors, Inc., an advisory firm focused on providing financial advisory services to middle-market companies. Prior to Shoreline Capital Advisors, from 1991 to 2002, Mr. Grossman co-founded and was the CEO of another investment banking firm, McFarland, Grossman & Company. Earlier in his career, he practiced public accounting for 15 years. Mr. Grossman also held a number of executive positions, including: President of XFit, Inc. from 2019 to 2020; Chief Financial Officer of Blaze Metals, LLC from 2007 to 2010; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Gentium, S.P.A. from 2004 to 2006; Chief Executive Officer of ERP Environmental Services, Inc. and Chief Financial Officer of U.S. Liquids, Inc. from 2001 to 2003. He also co-founded Pentacon, Inc. (NYSE: JIT) and served as a board member and Executive Chairman from 1998 until 2002, and as a director of Metalico (NYSE: MEA) from 2014 until 2015 and INX Inc. (Nasdaq: INXI) from 2004 until 2011. Mr. Grossman is a Certified Public Accountant and earned a B.B.A. in Business Administration from the University of Texas. We believe that Mr. Grossman is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Robert Dykes and Caitlin Long as a Class I director to hold office until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Marcum LLP (“Marcum”) has served as our independent registered public accounting firm since 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Marcum to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Marcum to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and believe shareholder ratification is a good corporate governance practice. If our stockholders do not ratify the selection, the Board and the audit committee will take this fact into consideration in determining whether it is appropriate to select a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Marcum are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth the fees of Marcum, our independent registered public accounting firm, for each of the last two fiscal years.

	Year Ended December 31,
	2021	2020
Audit Fees	$487,035	$—
Audit-Related Fees	—	—
Tax Fees	5,665	—
All Other Fees	—	—
Total Fees	$492,700	$—

Audit Fees

Audit fees consist of fees related to professional services rendered in connection with the annual audit of our financial statements, review of our quarterly financial statements and review of the Company’s registration statements and other filings.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum for consultations concerning financial accounting and reporting standards for the last two fiscal years.

Tax Fees

Tax fees consist of fees billed for professional services related to state and local tax preparation.

All Other Fees

We did not pay Marcum for other services for the last two fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Marcum to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Marcum has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Marcum without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the Securities and Exchange Commission (“SEC”), for inclusion in this Proxy Statement.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management the internal audit plan for the year ended December 31, 2021. Furthermore, the Audit Committee reviewed and discussed with the Company’s management the Company’s design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with Marcum LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Marcum LLP the matters required to be discussed by applicable requirements of the Public Company Accounting

Oversight Board. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP their independence. The Audit Committee also considered the compatibility of non-audit services with Marcum LLP’s independence.

The Audit Committee discussed with Marcum LLP the overall scope and plans for their audit. The Audit Committee regularly meets with Marcum LLP, with and without management present, to discuss the results of their examination, the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee nominates Marcum LLP for appointment by the Company’s shareholders as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Submitted by the Audit Committee of the Company’s Board of Directors

Robert Dykes, Chair of the Committee

Cary Grossman

Wesley Williams

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 14, 2022. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Tyler Page	46	Chief Executive Officer and Director	2021
Edward Farrell	61	Chief Financial Officer	2021
Patrick Kelly	43	Chief Operating Officer	2021
William Iwaschuk	46	Chief Legal Officer	2021

See page 9 of this Proxy Statement for the biography of Tyler Page.

Edward Farrell has served as Cipher’s Chief Financial Officer since August 2021. Prior to Cipher, from 2003 to 2018, Mr. Farrell held several senior positions at AllianceBernstein, L.P., including Controller, Chief Accounting Officer and Chief Financial Officer. Mr. Farrell brings more than 35 years of financial administration and leadership experience in the financial services industry, including his prior positions at Nomura Securities International and Salomon Brothers. Ed started his career at PricewaterhouseCoopers LLP. Mr. Farrell currently serves on the board of directors Arbor Realty Trust, Inc. where he is a member to both their Audit and Corporate Governance Committees. He received his B.B.A. in Business Administration from St. Bonaventure University.

Patrick Kelly has served as Cipher’s Chief Operating Officer since August 2021. Prior to Cipher, from 2012 to 2019, Mr. Kelly served as Chief Operating Officer at Stone Ridge Asset Management, LLC. Between 2012 and 2018, he also held several directorship positions with several trusts of Stone Ridge Asset Management. From 2009 to 2012, Mr. Kelly served as Chief Operating Officer of Quantitative Strategies at Magnetar Capital. Prior to that, he served as Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.

William Iwaschuk has served as Cipher’s Chief Legal Officer since August 2021. Prior to Cipher, from 2014 to 2020, Mr. Iwaschuk held senior positions at Tower Research Capital LLC, including serving as General Counsel and Secretary (2016-2020) and Counsel (2014-2016). From 2013 to 2014, Mr. Iwaschuk was a Partner in the Investment Management Group of Morgan, Lewis & Bockius LLP in New York. Mr. Iwaschuk also previously served as a Vice-President in the legal department at Goldman Sachs & Co. from 2005 until 2012. He started his career as an equity derivatives associate at Davis Polk & Wardwell LLP in New York. Mr. Iwaschuk holds an LL.B. and a B.A. from The University of British Columbia.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.ciphermining.com, or by writing to our Corporate Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York, 10017. Among the topics addressed in our Corporate Governance Guidelines are:

•  Board independence and qualifications

•  Executive sessions of independent directors

•  Selection of new directors

•  Director orientation and continuing education

•  Limits on board service

•  Change of principal occupation

•  Term limits

•  Director responsibilities

•  Director compensation

•  Stock ownership

•  Board access to senior management

•  Board access to independent advisors

•  Board self-evaluations

•  Board meetings

•  Meeting attendance by directors and non-directors

•  Meeting materials

•  Board committees, responsibilities and independence

•  Succession planning

Board Leadership Structure

Our board of directors does not have a policy on whether the role of the chairperson and chief executive officer should be separate and, if it is to be separate, whether the chairperson should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected.

The positions of our Chair of the Board and our Chief Executive Officer are currently served by two separate persons. James Newsome, an independent director, serves as Chairman of the Board, and Mr. Page serves as our Chief Executive Officer.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals, with the Chair qualified as independent, is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board meetings.

We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Additionally, on April 8, 2022, we entered into a Board Observer Agreement (the “Board Observer Agreement”) with Bitfury Holding B.V. (“Bitfury Holding”) and Bitfury Top HoldCo B.V. (“Bitfury,” and together with “Bitfury Holding,” the “Investors”), which provides that the Investors have the right to designate a representative to serve as an observer (the “Observer”) of our Board. The Observer has the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, subject to certain exceptions specified in the Board Observer Agreement. The Investors’ rights under the Board Observer Agreement will terminate upon the date that the Investors no longer beneficially own at least 10% of the outstanding shares of common stock. As of the date of this Proxy Statement, the Investors have not designated an Observer pursuant to the Board Observer Agreement. The Board Observer Agreement was negotiated and approved by an independent committee of the Board.

Director Independence

Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of James Newsome, Robert Dykes, Cary Grossman, Caitlin Long, Holly Morrow Evans and Wesley Williams, representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock.

Board Committees

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Tyler Page
Robert Dykes	Chair		X
Cary Grossman	X	Chair
Caitlin Long			Chair
Holly Morrow Evans		X
Wesley Williams	X	X

Audit Committee

Our audit committee is responsible for, among other things:

•	overseeing our accounting and financial reporting process;

•

appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•

pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the Securities and Exchange Commission);

•	reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.

Our audit committee currently consists of Robert Dykes, Cary Grossman and Wesley Williams, with Mr. Dykes serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable audit committee members. In addition, our Board of Directors has determined that Mr. Dykes qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	reviewing and making recommendations to our board of directors regarding director compensation;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee currently consists of Robert Dykes, Holly Morrow Evans and Caitlin Long, with Mr. Grossman serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants

The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2021, the compensation committee did not engage an outside compensation consultant.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;

•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;

•	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

•	overseeing the annual evaluations of our Board, its committees and management.

Our nominating and corporate governance committee currently consists of Robert Dykes, Holly Morrow Evans and Caitlin Long, with Ms. Long serving as chair. Our Board has determined that each member of our nominating and corporate governance committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.

Board and Board Committee Meetings and Attendance

During fiscal 2021, our Board of Directors met once, the audit committee met two times, the compensation committee met two times and the nominating and corporate governance committee met once. In 2021, each of our current directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member held during the period for which he or she was a member of the Board and committees, as applicable.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are periodically scheduled throughout the year. In addition on a regularly scheduled basis, but no less than twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. We did not hold an annual meeting in 2021.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; participation and attendance at Board meetings and committee meetings, if applicable; and any other relevant qualifications, attributes or skills. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In determining whether to recommend a director for re-election, the nominating and corporate governance committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Mr. Dykes and Ms. Long, as Class I director nominees, were initially recommended to serve as members of our Board by our majority shareholder in connection with the Business Combination. In determining to nominate each of the director nominees to be elected at the Annual Meeting, each were evaluated in accordance with our standard review process for director candidates described herein.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Cipher Mining Inc., 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017. All recommendations for director nominations received by the Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the effectiveness of internal controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance and legal functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at www.ciphermining.com, or by writing to our Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at https://investors.ciphermining.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging transactions, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

We may allow pledging transactions pursuant to our Insider Trading Compliance Policy, because we acknowledge that personal circumstances may warrant entrance into such an arrangement in lieu of selling Company shares. Accordingly, we entered into a Waiver Agreement, dated April 8, 2022 with Bitfury Top HoldCo B.V. (“Bitfury”) (the “Waiver Agreement”), pursuant to which we waived certain restrictions on transfer of shares under (a) that certain Lock-up Agreement, dated as of August 26, 2021, by and between Good Works Acquisition Corp. and Bitfury and (b) those certain Lock-up Agreements, dated as of August 26, 2021, by and between Good Works Acquisition Corp. and each of (i) I-B Goodworks, LLC, (ii) Magnetar Financial LLC, (iii) Mint Tower Capital Management B.V., (iv) Periscope Capital, Inc. and (v) Polar Asset Management Partners Inc., respectively (the stockholders contemplated by clauses (a)-(b), the “Stockholders”) imposing similar restrictions on the Stockholders. The Waiver Agreement was negotiated and approved by an independent committee of our Board of Directors and permits each Stockholder to pledge its shares, subject to certain conditions as specified in the Waiver Agreement.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Cipher Mining Inc., 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York, 10017. The Secretary will forward the communication to the appropriate director or directors as appropriate.

Board Diversity Matrix (as of April 14, 2022)

The following matrix provides gender and demographic information with respect to our directors in accordance with applicable Nasdaq listing requirements.

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

Rodney Tyler Page, Chief Executive Officer;

Edward Farrell, Chief Financial Officer;

Patrick Kelly, Chief Operating Officer; and

William Iwaschuk, Chief Legal Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Total ($)
Rodney Tyler Page	2021	225,000	102,427,628	102,652,628
Chief Executive Officer
Edward Farrell	2021	150,000	7,634,074	7,784,074
Chief Financial Officer
Patrick Kelly	2021	150,000	7,634,074	7,784,074
Chief Operating Officer
William Iwaschuk	2021	150,000	7,634,074	7,784,074
Chief Legal Officer

(1)

Amounts reflect the actual base salaries paid to each named executive officer in respect of fiscal year 2021, which reflect that we began paying our named executive officers base salaries on April 1, 2021.

(2)

Amounts reflect the full grant-date fair value of restricted stock unit, or RSU, awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The RSUs granted to Mr. Page are subject to both service-based and performance-based vesting conditions. As required pursuant to SEC disclosure rules, the grant-date fair values of these awards included in the table above for Mr. Page were computed based on the probable outcomes of the performance conditions as of the applicable grant date. Assuming maximum achievement of the performance conditions, the value of the RSUs granted to Mr. Page, as of the grant date, is $104,101,001. The RSUs granted to the other named executive officers were subject to service-based vesting conditions only. For information regarding the assumptions used to calculate the value of all RSU awards made to named executive officers see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.” The amount reported for Mr. Page revises the amount previously disclosed in our Summary Compensation Table contained in our registration statement filed with the Securities and Exchange Commission in January 2022.

Elements of Our Executive Compensation Program

Base Salary

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salaries for each of our named executive officers for fiscal year 2021 were as follows: Mr. Page—$300,000; and Messrs. Farrell, Kelly and Iwaschuk—$200,000. The actual salaries paid to each named executive officer for fiscal year 2021 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”

2021 Bonuses

Our named executive officers were not eligible to earn, and were not paid, bonuses in respect of fiscal year 2021. Beginning in 2022, pursuant to each of the named executive officer’s respective employment agreement, each will be eligible to earn a discretionary cash bonus under the Company’s applicable annual cash bonus program.

Equity Compensation

We maintain the Cipher Mining Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and to enable us to obtain and retain services of these individuals, which is essential to our long- term success.

Pursuant to the Incentive Award Plan, effective November 17, 2021, we granted RSUs to each of our named executive officers, the details of which are described below.

Mr. Page received a grant of 5,676,946 restricted stock units which are fully vested upon grant. In addition, Mr. Page received a grant of 7,096,183 restricted stock units, 2,838,473 of which are subject to service-based vesting (the “Service-Based RSUs”) and 4,257,710 of which are subject to performance-based vesting (the “Performance-Based RSUs”). The Service-Based RSUs vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to Mr. Page’s continuous service on the applicable vesting date; provided, that if Mr. Page’s employment is terminated by the Company without “cause,” by Mr. Page for “good reason” (as such terms are defined in Mr. Page’s employment agreement with the Company) or due to his death or permanent disability, all unvested Service-Based RSUs will vest in full. In addition, in the event of a “change in control” (as defined in the Incentive Award Plan), any unvested Service-Based RSUs will vest subject to Mr. Page’s continuous service to the Company through such change in control. One-third of the Performance-Based RSUs will vest upon the Company achieving a market capitalization equal to or exceeding $5 billion, $7.5 billion and $10 billion, in each case over a 30-day lookback period and subject to Mr. Page’s continuous service through the end of the applicable 30-day period. In addition, if the $10 billion market capitalization milestone is achieved and Mr. Page remains in continuous service through such achievement, any then-unvested Service-Based RSUs will vest. In the event of a change in control and Mr. Page’s continuous service through such change in control, the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in such change in control will be used to determine whether any of the market capitalization milestones are achieved (without regard to the 30-day lookback period). Any Performance-Based RSUs that do not vest prior to Mr. Page’s termination of service or, if earlier, in connection with a change in control will be forfeited for no consideration.

Messrs. Farrell, Kelly and Iwaschuk each received a grant of 936,696 restricted stock units which are subject to service-based vesting. The restricted stock units will vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to the named executive officer’s continuous service on the applicable vesting date; provided, that if the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the respective named executive officer’s employment agreement with the Company) or due to his death or permanent disability, all unvested restricted stock units will vest in full. In addition, in the event of a change in control, any unvested restricted stock units will vest subject to the named executive officer’s continuous service to the Company through such change in control.

Other than the November 2021 grant of RSUs to each of our named executive officers as described above, the named executive officers do not currently hold any other outstanding equity awards in respect of the Company.

Other Elements of Compensation

Retirement Plans. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not provide matching contributions in the 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.

Employee Benefits and Perquisites. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life and accidental death & dismemberment insurance.

No tax gross-ups. We generally do not provide tax gross-ups to our named executive officers.

Employment Agreements with our Named Executive Officers

On May 11, 2021, we entered into employment agreements with each of our named executive officers (the “Executive Employment Agreements”). Each Executive Employment Agreement will remain in effect through May 11, 2025, and thereafter will automatically renew annually unless either party gives notice of non-renewal. The Executive Employment Agreements provide for an annual base salary of $300,000 for Mr. Page and $200,000 for Messrs. Farrell, Kelly and Iwaschuk. Beginning in 2022, each named executive officer will be eligible to earn a discretionary cash bonus under any of our bonus plan then in effect, subject to the named executive officer’s continued employment through the payment date. The Executive Employment Agreements also provide for each named executive officer’s eligibility to participate in the Incentive Award Plan, subject to the terms of such plan and any award agreement thereunder.

The Executive Employment Agreements provide that if the named executive officer’s employment is terminated by us without Cause, or the executive officer resigns for Good Reason (in each case as defined in the named executive officer’s Executive Employment Agreement), or we elect not to renew the employment term, in each case, subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with the restrictive covenants to which he is bound, the named executive officer will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary, paid in equal installments for a period of twelve months (or, if such termination occurs within twelve (12) months following a “change in control” (as defined in the Incentive Award Plan), such payment shall be paid in a lump sum), (ii) a pro-rated annual bonus (to the extent the named executive officer would have been entitled to such bonus for the year in which the termination occurs), based on actual performance and (iii) payment of our share of the premiums for participation in our health plans pursuant to COBRA for the twelve-month period following termination.

Pursuant to the Executive Employment Agreements, each named executive officer is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including one-year post-employment non-competition and employee and customer non-solicitation covenants.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Rodney Tyler Page	11/17/2021	2,838,473	(2)	13,142,130	4,257,710	(3)	19,713,197
Edward Farrell	11/17/2021	936,696	(4)	4,336,902	—		—
Patrick Kelly	11/17/2021	936,696	(4)	4,336,902	—		—
William Iwaschuk	11/17/2021	936,696	(4)	4,336,902	—		—

(1)	Amounts are calculated by multiplying the number of RSUs showing in the table by $4.63, the closing market price of our stock on December 31, 2021.
(2)	Represents all of the Service-Based RSUs granted to Mr. Page as described in the narrative disclosure above.
(3)	Represents all of the Performance-Based RSUs granted to Mr. Page as described in the narrative disclosure above.
(4)	Represents the RSUs that were granted to each of Messrs. Farrell, Kelly and Iwaschuk and are subject to service-based vesting as described in the narrative above.

Director Compensation

The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2021. Mr. Page is not included in the table below as he is employed as our Chief Executive Officer and receives no compensation for his service as a director. The compensation received by Mr. Page as an employee is shown in “Executive Compensation-Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Cary Grossman	41,667	100,000	141,667
Caitlin Long	37,500	100,000	137,500
James Newsome	50,000	100,000	150,000
Wesley (Bo) Williams	40,000	100,000	140,000
Holly Morrow Evans	39,167	100,000	139,167
Robert Dykes	42,500	100,000	142,500

(1)

Amounts reflect the portion of the annual cash retainers that the non-employee directors earned for their service in respect of 2021 under our non-employee director compensation policy, which became effective as of November 10, 2021.

(2)

Amounts reflect the full grant-date fair value of stock awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For information regarding the assumptions used to calculate the value of all stock awards made to our directors see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.”

Effective as of November 10, 2021, our board of directors adopted a non-employee director compensation policy, pursuant to which each non-employee director is entitled to a $100,000 annual cash retainer, except for the lead independent director who is entitled to a $150,000 annual cash retainer. The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee will be entitled to an additional annual cash retainer of $20,000, $15,000, and $12,500, respectively and any non-employee director serving as a member of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee (other than the chairs of the respective committees) are entitled to an additional annual retainer of $10,000, $10,000 and $7,500, respectively. The cash fees are paid to non-employee directors quarterly in arrears and will be pro-rated for any quarter of partial service. In addition to such cash compensation, each non-employee director who served on our board of directors as of the effective date of the non-employee director compensation policy received a one-time initial grant of restricted stock units with a grant date value of $100,000 on November 17, 2021. At each annual meeting of our stockholders, non-employee directors who serve on the board as of the annual meeting and will continue to serve on the board following the annual meeting will receive an equity award of restricted stock units that has a grant date value of $100,000. If a non-employee director is elected to our board for the first time at an annual meeting after the effective date of the non-employee director compensation policy, the non-employee director will receive an equity award of restricted stock units that has a grant date value of $100,000. If a non-employee director is initially elected to the board on a date other than the annual meeting, the non-employee director will receive, on the date of such non-employee director’s initial election or appointment, an initial equity award of restricted stock units that has a grant date value of $100,000, multiplied by a fraction, the numerator of which is 365 minus the number of days from the most recent annual meeting to the non-employee director’s start date and the denominator of which is 365. The equity awards granted to non-employee directors will be fully vested on the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under the Incentive Award Plan:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column) (#)(3)
Equity compensation plans approved by security holders(1)	19,869,312	$—	22,235,276
Equity compensation plans not approved by security holders	—	—	—

Total	19,869,312	$—	22,235,276

(1)	Includes shares that may be issued upon the vesting of restricted stock unit awards as of December 31, 2021.
(2)	Shares that will be issued upon the vesting of outstanding awards of restricted stock units have no exercise price.
(3)

Includes shares available for future grants under the Incentive Award Plan. Under the terms of our Incentive Award Plan, the number of shares initially available for issuance will be increased by an annual increase on January 1 of each calendar year beginning in 2022 and ending in and including 2031, equal to the lesser of (A) three percent (3%) of the shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as determined by our Board. Effective as of January 1, 2022, the number of shares initially available for issuance was increased by 7,563,950 shares.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to holdings of our common stock by:

•	stockholders who beneficially owned more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

Unless otherwise noted, the business address of each of those listed in the table below is 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017. We have based our calculation of the percentage of beneficial ownership on 250,174,253 shares of our common stock outstanding as of February 28, 2022.

Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders and Affiliated Entities:
Bitfury Top HoldCo(1)	206,000,000	82.34%
GW Sponsor 2, LLC(2)	562,500	*
Directors and Named Executive Officers:
Tyler Page	3,155,614	1.26%
Edward Farrell	130,258	*
Patrick Kelly	156,322	*
William Iwaschuk	135,402	*
Cary Grossman(3)	769,769	*
Caitlin Long	12,269	*
James Newsome	12,269	*
Wesley (Bo) Williams	12,269	*
Holly Morrow Evans	12,269	*
Robert Dykes	12,269	*

All Directors and Executive Officers as a group (10 individuals)	4,408,710	1.76%

*	Less than one percent
(1)

Based on a Schedule 13D filed on September 23, 2021, consists of (i) 6,000,000 shares of common stock held by Bitfury Holding and (ii) 200,000,000 shares of common stock held by Bitfury Top HoldCo. Bitfury Top HoldCo is the sole owner of Bitfury Holding. As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3 Holding Limited (“V3”), which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs, V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by

Bitfury Top Holdco. Bitfury Top HoldCo, BGL, V3 and Mr. Vavilovs have shared voting and dispositive power with respect to the securities reported. Bitfury Holding has shared voting and dispositive power over 6,000,000 shares of the Company’s common stock. The business address of Bitfury Top HoldCo, Bitfury Holding and Mr. Vavilovs is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands, the business address of V3 is 4th Floor Harbour Place, 103 South Church Street, PO Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands, BS1 6EG, the business address of BGL is 6th Floor One London Wall, London, United Kingdom EC2Y 5EB.
(2)

GW Sponsorr 2, LLC (the “Sponsor”) is controlled by Mr. Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities disclosed above. The business address of the Sponsor and for Cary Grossman is 4265 San Felipe, Suite 603, Houston, TX 77027.

(3)

Based on a Form 4 filed on November 19, 2021, consists of (i) 207,269 shares of common stock held directly by Cary Grossman and (ii) 562,500 shares of common stock held by the Sponsor, as noted in the table above). The Sponsor is controlled by Mr. Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities disclosed above. The business address of the Sponsor and for Cary Grossman is 4265 San Felipe, Suite 603, Houston, TX 77027.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2021 other than the following forms that were inadvertently filed late: one Form 3 for each of Robert Dykes, Edward Farrell, James Newsome, Wesley Williams, Caitlin Long, Patrick Kelly, Tyler Page, William Iwaschuk, and Holly Evans Morrow, and one Form 3 filed jointly for Bitfury Top HoldCo B.V., V3 Holding Ltd., Bitfury Holding B.V., Bitfury Group Ltd. and Valerijis Vavilovs.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Pre-Business Combination GWAC Related Party Transactions

In July 2020, certain of GWAC’s initial stockholders purchased 4,312,500 founder shares for an aggregate purchase price of $25,000 (of which 62,500 shares were forfeited by the Sponsor). In August 2020, certain of GWAC’s initial stockholders forfeited 1,355,000 founder shares and the Anchor Investors purchased 1,355,000 founder shares for an aggregate purchase price of approximately $7,855, or approximately $0.006 per share. In October 2020, The Sponsor forfeited an aggregate of 562,500 founder shares for no consideration, and GW Sponsor 2, LLC, an entity managed by GWAC’s management, purchased from GWAC 562,500 shares for a purchase price of $163,125.

The Anchor Investors purchased an aggregate of 228,000 private placement units at a price of $10.00 per unit ($2,280,000 in the aggregate) in a private placement that closed simultaneously with the closing of GWAC’s initial public offering. The private placement units are identical to the units sold in GWAC’s initial public offering except that the private placement warrants included in the private placement units: (i) will not be redeemable by GWAC and (ii) may be exercised for cash or on a cashless basis, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private placement warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private placement warrants will be redeemable by GWAC and exercisable by the holders on the same basis as the warrants included in the units sold in GWAC’s initial public offering.

In connection with GWAC’s initial public offering, GWAC entered into an Administrative Services Agreement, which agreement was amended in February 2021, pursuant to which GWAC pays Shoreline Capital Advisors, Inc., an affiliate of one of GWAC’s officers, a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. Accordingly, upon completion of the Business Combination, Shoreline Capital Advisors, Inc. was paid a total of $210,000 ($10,000 per month) and was entitled to be reimbursed for any out-of-pocket expenses.

The Sponsor, executive officers and directors, or any of their respective affiliates, were reimbursed for out-of-pocket expenses incurred in connection with activities on GWAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. GWAC engaged I-Bankers as an advisor in connection with GWAC’s business combination. Accordingly, upon completion of the Business Combination, I-Bankers was paid for such services an amount equal to, in the aggregate, $7,650,000 or 4.5% of the gross proceeds of GWAC’s IPO, including the proceeds from the partial exercise of the over-allotment option.

Master Services and Supply Agreement

Upon the closing of the Business Combination on August 26, 2021, Bitfury Top HoldCo and Cipher entered into the Master Services and Supply Agreement. The initial term of the agreement is 84 months, with automatic 12-month renewals thereafter (unless either party provides sufficient notice of non-renewal). Pursuant to this agreement, Cipher can order, and Bitfury Top HoldCo is required to use commercially reasonable efforts to provide, certain construction, engineering, operations and other services and equipment required to launch and maintain Cipher’s mining centers in the United States.

Specifically, under the terms of the Master Services and Supply Agreement, Cipher can request and Bitfury Top HoldCo is required to: (i) use commercially reasonable efforts to manufacture (or procure the manufacture by its suppliers and/or subcontractors) and supply to Cipher the quantity, specification and type of equipment (including modular data centers, servers, ASIC chips and miners); and (ii) provide certain project management and quality control, engineering, procurement, construction, commissioning, operations, maintenance and other related services as outlined in the Master Services and Supply Agreement. Additionally, the Master Services and Supply Agreement provides that, subject to certain de minimis thresholds, Bitfury Top HoldCo agrees not to compete with Cipher in the Bitcoin mining business in the United States.

The Master Services and Supply Agreement is not exclusive to Bitfury Top HoldCo or any of its affiliates, and Cipher may retain any other parties to manufacture and deliver any equipment or perform any of the services required. The Master Services and Supply Agreement does not set out precise types, specifications, quantities or timings of any equipment or services deliveries. If Cipher decides to order any equipment under the Master Services and Supply Agreement, it will set out the relevant type, specifications, quantity and timing for delivery of equipment in individual purchase orders. Similarly, Cipher will request the relevant services under individual statements of work. Cipher is not obligated to order any equipment or services from Bitfury under the Master Services and Supply Agreement. The agreement does not provide for any minimum level or volume of services or any minimum quantity or type of equipment (including ASIC chips or miners) that Cipher would be required to order. If an order is made, the timeframes for any particular deliveries are to be set out in the relevant individual purchase orders or statements of work.

The Master Services and Supply Agreement provides that Cipher can use: (i) subject to certain notice requirements, a right of first refusal regarding the purchase of chips that Bitfury Top HoldCo makes available to the market in future; and (ii) “most-favored nation pricing” protection in relation to any services (with reference to the United States prices) and/or equipment (with reference to the worldwide prices) that it may decide to order from Bitfury Top HoldCo.

In addition to the Master Services and Supply Agreement, Cipher and Bitfury Holding also entered into a fee side letter, which sets out the basic pricing framework applicable under the Master Services and Supply Agreement for any services. Under the side letter, monthly fees for any potential future services, if any, would be determined by reference to two groups of services, which may be provided under the Master Services and Supply

Agreement: (i) Bitfury Top HoldCo’s “onsite” services fee would be calculated on a straight cost +5% basis (plus applicable duties and taxes); and (ii) Bitfury Top HoldCo’s “remote services” would be calculated on a ratchet basis applying a management fee of $1000/MW up to 445MW (capped at $200,000/month) and $450USD/MW above 445MW (plus applicable duties and taxes).

On October 11, 2021, we entered into an agreement with Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of between 28,000 to 56,000 mining rigs, to be delivered in seven batches on a monthly basis between June 2022 and December 2022. The agreement is a non-binding commitment unless and until confirmed by a mutually executed order confirmation. Based on our latest market assessments, we currently do not anticipate entering into any such order confirmations. Generally, under this agreement, we agreed to pay a maximum price of $6,250 per machine, with an advance payment of $10,000,000 due on or before the third business day following the execution of the agreement, and advance payments for each monthly batch due thereafter in accordance with the terms of the agreement. As of December 31, 2021, we had paid a deposit of $10,000,000 for the miners. However, as no order confirmation was made, we entered into a Waiver Agreement with Bitfury on April 8, 2022, whereby the previous $10,000,000 deposit was offset by the cancellation of 2,890,173 shares held by Bitfury.

On October 21, 2021, as subsequently amended on January 5, 2022, we entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase 20 units of BlockBox air-cooled containers. We agreed to pay a purchase price of $190,824 per container. The delivery of those the containers is currently expected to begin in the first quarter of 2022.

On December 29, 2021, through Cipher Mining Technologies, we also entered into the BBAC Agreement with Bitfury USA Inc. to purchase 180 units of BlockBox air-cooled containers, which are expected to be delivered in 20 batches between May 2022 and October 2022. We agreed to pay a purchase price of $196,880 per BBAC. As of December 31, 2021, we paid a total advance payments of $3,543,840 under the BBAC Agreement.

Bitfury Top HoldCo is Cipher’s controlling shareholder. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at Cipher’s shareholder meetings on matters of Cipher’s management that require the prior authorization of Cipher’s shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement. Thus, the decisions of Bitfury Top HoldCo as the controlling shareholder of Cipher on these matters, including its decisions with respect to its or Cipher’s performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our common stockholders.

Delta Strategy Group

On November 30, 2021, we entered into an agreement with Delta Strategy Group (the “Delta Agreement”). James Newsome, a member of the Board, is the founding partner of Delta Strategy Group. Under the Delta Agreement, Delta Strategy Group is expected to provide us with consulting and advisory services related to regulatory strategy and advocacy work in the U.S. digital asset space. The Delta Agreement provides for a monthly retainer of $5,000 and coverage of reasonable expenses associated with performance of the services. The Delta Agreement is valid for one year with renewal on an annual basis.

Director and Officer Indemnification

Our Certificate of Incorporation and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Delaware law, subject to certain limited exceptions. In connection with the closing of the Business Combination in August 2021, Cipher entered into indemnification agreements for each post-closing director and executive officer of Cipher.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017, in writing not later than December 15, 2022.

Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on January 5, 2023 and no later than the close of business on February 4, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after May 5, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In connection with our solicitation of proxies for our 2023 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

2021 ANNUAL REPORT

Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Cipher Mining Inc., 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Michael A. Brown
Deputy General Counsel and Corporate Secretary

New York, New York

April 14, 2022

CIPHER MINING INC. 1 Vanderbilt Avenue Floor 54, Suite C New York, NY 10017 ciphermining.com CIPHER MINING INC    2022. ANNUAL MEETING OF STOCKHOLDERS PROXY& STATEMENT

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000533617_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Robert Dykes 02) Caitlin Long CIPHER MINING INC. 1 Vanderbilt Avenue Floor 54, Suite C New York, NY 10017 VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/04/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CIFR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/04/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2022. NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000533617_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com CIPHER MINING INC. Annual Meeting of Shareholders May 5, 2022 9:00 AM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Tyler Page and Michael A. Brown, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CIPHER MINING INC. that the shareholder(s) is/ are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 09:00 AM EDT on May 5, 2022 at: www.virtualshareholdermeeting.com/CIFR2022, and at any continuation, postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side